UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2010 (January 4, 2010)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1–16817	04–3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617–796–8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 4, 2010, Five Star Quality Care, Inc., or the Company, entered into an amended and restated business management and shared services agreement, or the business management agreement, with Reit Management & Research LLC, or Reit Management, which agreement amended and restated the preexisting shared services agreement between the Company and Reit Management.

Under the business management agreement, the Company continues to engage Reit Management to provide the Company with business management and shared services substantially consistent with the services provided to the Company by Reit Management historically.  The fee payable by the Company to Reit Management for the services Reit Management provides under the business management agreement remains unchanged from the preexisting shared services agreement and continues to equal 0.6% of total revenues of the Company from all sources reportable under generally accepted accounting principles in the United States.  In addition, under the business management agreement, the Company continues to be obligated to reimburse Reit Management for certain out of pocket, third party and other expenses.

The term of the business management agreement initially expires on December 31, 2010, and automatically renews for successive one year terms annually thereafter unless notice of non-renewal is given by the Company or Reit Management before the end of an applicable term.  Either party may terminate the business management agreement upon 60 days’ prior written notice and Reit Management may terminate the business management agreement upon five business days’ notice if the Company undergoes a change of control, as determined under the business management agreement.

The business management agreement provides that Reit Management generally may not directly or indirectly provide advice or assistance to competitors of the Company but otherwise does not prevent or restrict Reit Management from engaging in any other activities or businesses or from providing management services to any other person or entity, including providing management services to Senior Housing Properties Trust, the Company’s principal landlord, related to properties owned or to be owned by Senior Housing Properties Trust which may be leased, operated or managed by the Company or which may be leased, operated or managed by competitors of the Company.

As with the preexisting shared services agreement, the business management agreement requires a party to indemnify the other party or certain of such other parties’ affiliates, employees and agents, as applicable, in certain instances.  The Company is obligated to indemnify Reit Management and its members, directors, officers, employees and agents for their costs and expenses incurred by reason of or arising out of the course of performing the services pursuant to the business management agreement and any duties on behalf of the Company and its subsidiaries as prescribed by the business management agreement, and Reit Management is obligated to indemnify the Company and its subsidiaries and their respective directors, trustees, officers, employees and agents for their costs and expenses incurred by reason of or arising out of any willful bad faith or gross negligence in the performance of any obligation or agreement of Reit Management under the business management agreement.  Except for those rights of indemnification, Reit Management’s sole remedy on account of the failure of the Company to satisfy its obligations in accordance with the terms of the business management agreement is to terminate the business management agreement and receive the fee payable for the then remaining term of the business management agreement and any other amounts then owing to Reit Management by the Company and the Company’s remedy on account of the failure of Reit Management to render the services as and when required under the business management agreement is to terminate the business management agreement and, if Reit Management acts with willful bad faith or gross negligence, to procure services elsewhere and to charge Reit Management for the applicable increased cost.

Consistent with the preexisting shared services agreement, under the business management agreement, the Company expressly acknowledges and agrees that Reit Management has certain interests that may be divergent from those of the Company, including, among others, Reit Management’s provision of management services to Senior Housing Properties Trust, and the Company and Reit Management agree that those relationships shall not affect either party’s rights and obligations under the business management agreement.  The Company continues to acknowledge and agree in the business management agreement that whenever any conflicts of interest arise resulting from those relationships or as may arise or be present in the future by and between the Company and any of Reit Management, affiliates of Reit Management or any publicly owned entity with whom Reit Management has a relationship or contract:  (i) Reit Management will act on its own behalf and on behalf of Senior Housing Properties Trust or such entity and not on the Company’s behalf; and (ii) the Company shall make its own decisions and require and obtain the advice and assistance of independent third parties at its own cost, as it may deem necessary.

The business management agreement includes restrictions on the Company’s ability to invest in or finance any real estate property of a type then owned or financed by a publicly owned entity managed by Reit Management and the ability of Reit Management and its affiliates to, directly or indirectly, sell or buy any property or assets, lease any property or borrow money from the Company similar to those that were included in the preexisting shared services agreement.

The business management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies and provides that neither party may assign the business management agreement without the written consent of the other party, except that Reit Management may assign the business management agreement to certain successors which remain under the control of one or more persons who controlled the operations of Reit Management immediately prior to the assignment.

The terms of the business management agreement described above were reviewed, approved and adopted by the compensation committee of the board of directors of the Company, which is comprised solely of independent directors.

The foregoing description of the business management agreement is not complete and is subject to and qualified in its entirety by reference to the amended and restated business management and shared services agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

One of the Company’s Managing Directors, Barry Portnoy, is the Chairman and majority owner of Reit Management.  Mr. Barry Portnoy’s son, Adam Portnoy, is the other owner of Reit Management and is a trustee of other companies to which Reit Management provides management services, including Senior Housing Properties Trust.  The Company’s other Managing Director, Gerard Martin, is a former owner and current director of Reit Management.  The Company’s President and Chief Executive Officer and Treasurer and Chief Financial Officer are also officers of Reit Management.  The Company leases its headquarter locations from affiliated entities of Reit Management.

The Company currently owns approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or Affiliates Insurance.  The other shareholders of Affiliates Insurance are Reit Management and five other companies to which Reit Management provides management services, and all of the Company’s directors are also directors of Affiliates Insurance.  Reit Management provides certain management and administrative services to Affiliates Insurance, and an affiliate of Reit Management, RMR Advisors, Inc., acts as Affiliates Insurance’s investment adviser.

The Company understands that the other companies to which Reit Management provides management services also have certain other relationships with each other, such as lease arrangements for properties.  In addition, officers of Reit Management serve as officers of those companies.  The Company understands that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the Securities and Exchange Commission.  In addition, the Company’s Independent Directors also serve as directors or trustees of certain of those other companies, and directors and trustees of certain of those other companies serve as directors or trustees of the other companies.  Mr. Barry Portnoy serves as a managing director or trustee of each of those other companies, including Senior Housing Properties Trust.

The Company was formerly a 100% owned subsidiary of Senior Housing Properties Trust until the Company’s spin off from Senior Housing Properties Trust on December 31, 2001.  The Company has numerous continuing relationships with Senior Housing Properties Trust, including lease arrangements and other commercial arrangements.  Senior Housing Properties Trust currently is the Company’s principal landlord and currently owns 3,235,000 shares of the Company’s outstanding common stock.

For further information regarding certain relationships and related transactions with respect to the Company, its directors and officers, and Reit Management, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions”), Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions”), and Proxy Statement for the 2009 annual meeting of shareholders of the Company (including the section captioned “Related Person Transactions and Company Review of Such Transactions”).

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 5, 2010, the Company entered into a credit line account application and agreement, and certain addenda and supplements thereto, with UBS Bank USA.  Pursuant to these agreements, UBS Bank USA will provide the Company with a non-recourse demand line of credit secured by the Company’s investments in taxable student loan auction rate securities (“ARS”).  This line of credit replaces the Company’s existing non-recourse demand line of credit with UBS Credit Corp., which was entered into in November 2008 in connection with the Company’s settlement of claims with UBS AG and its affiliates (“UBS”) involving the Company’s investment in ARS made through UBS.  The agreements establishing the replacement UBS Bank USA line of credit are similar to the agreements for the existing UBS Credit Corp. line of credit.  The principal amount available to the Company under the replacement line of credit is up to 75% of the market value of the ARS from time to time (as opposed to 60% of market value under the UBS Credit Corp. line of credit).  The interest rate under the line of credit will vary depending on the interest payable to the Company on the ARS, but will not exceed LIBOR plus 1.250%.  Under the terms of the settlement (which remain unchanged), at the Company’s option, UBS will repurchase the Company’s ARS at 100% of par value (including accrued and unpaid interest, if any) during the period beginning June 30, 2010 and ending July 2, 2012.  The par value of the Company’s ARS is approximately $75 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, the Company entered into a separation agreement, or the separation agreement, with Francis R. Murphy III, who, as previously announced, stepped down as the Company’s Treasurer and Chief Financial Officer, effective December 31, 2009.  Pursuant to the separation agreement, which became effective on January 8, 2010, the Company has agreed to pay Mr. Murphy severance of $200,000, payable on January 8, 2010.  The separation agreement contains standard restrictive covenants relating to non-competition, confidentiality and non-solicitation of employees.  In connection with the separation agreement, the Company also entered into an accelerated vesting agreement providing that the restricted stock Mr. Murphy has previously been awarded under various restricted share agreements with the Company will vest immediately, subject to certain terms and conditions.

A copy of the separation agreement is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Business Management and Shared Services Agreement, dated as of January 4, 2010, by and between Five Star Quality Care, Inc. and Reit Management & Research LLC.

10.2	Separation Agreement, made December 31, 2009, by and between Five Star Quality Care, Inc. and Francis R. Murphy III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

Dated: January 8, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Business Management and Shared Services Agreement, dated as of January 4, 2010, by and between Five Star Quality Care, Inc. and Reit Management & Research LLC.

10.2	Separation Agreement, made December 31, 2009, by and between Five Star Quality Care, Inc. and Francis R. Murphy III.